Exhibit 10.31
AMENDMENT TO IMPLEMENT SECURE ACT AND OTHER LAW CHANGES
ARTICLE 1 PREAMBLE

1.1Adoption and effective date of Amendment. The Document Provider, on behalf of the Employer, hereby adopts this Amendment to the Employer's Plan. Each Article specifies the effective date of its provisions. Also see Section 1.5.
1.2Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Except as otherwise provided in this Amendment, terms defined in the Plan will have the same meaning in this Amendment. Most Articles include definitions which are specific to that Article. Also see Section 1.6

1.3Numbering. Except as otherwise provided in this Amendment, any “Section” reference in this Amendment refers only to this Amendment and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to the Plan article, section, or other numbering designations.

1.4Intention; Construction. The purpose of this amendment is to amend the Plan in accordance with pension- related provisions of the Further Consolidated Appropriations Act of 2019 (“FCAA”) in general, and Division O of that Act, the Setting Every Community Up for Retirement Enhancement Act of 2019 (“SECURE”), in specific. It also addresses a provision of the Bipartisan American Miners Act (“BAMA”), which is also part of FCAA, as well as a section of the Coronavirus Aid, Relief, and Economic Security Act (“CARES”). The provisions of this Amendment shall be interpreted and applied to be consistent with FCAA and CARES and IRS guidance issued in connection therewith, whether such guidance is issued before or after the date of this amendment.
1.5Effect of subsequent restatement or amendment of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates these provisions). Some Articles in this amendment may not apply to a particular plan at the time the Amendment is executed but they will apply in the future based on subsequent amendments. For example, Article 8 is limited to 401(k) plans; its provisions do not apply to a profit-sharing plan that does not have a 401(k) feature. But if that plan is subsequently amended to add a 401(k) feature, then the provisions of Article 8 (and corresponding Section 2.8) will automatically become effective at that time.
1.6Preservation of prior amendments. If the Employer previously amended the Plan after December 20, 2019 to implement a provision contained in one or more Articles of this Amendment, that prior amendment shall remain in effect and will not be superseded by this Amendment, unless Section 1.6(a) is selected. For example, if the Employer previously adopted an amendment to implement the BAMA provisions of Article 10, that amendment remains in effect, notwithstanding the provisions of this Amendment, unless Section 1.6(a) is selected.

(a)[ ]    This amendment supersedes all prior inconsistent amendments of the Plan.

1.7Adoption by Document Provider. The Document Provider hereby adopts this Amendment on behalf of all of the Document Provider's Plans adopted by its adopting employers. The “Document Provider” means the Sponsor of a Prototype Plan or Volume Submitter Practitioner of a Volume Submitter Plan as defined in Rev. Proc. 2013-22 or 2015-36, or the Provider of a Pre-approved Plan, as defined in Rev. Proc. 2017-41. References to the “Document Provider’s Plans” or to “pre-approved plans” refer to the Prototype Plans, Volume Submitter Plans, and/or Pre-approved Plans sponsored by the Document Provider for use by adopting employers, as the case may be, except as limited in Section 1.7(a).
(a)[ ]    This Amendment will apply to all of the Document Provider’s Plans except the following:
(Optional. List plan types, such as Defined Benefit Plans or 403(b) Plans, which the Document Provider does not wish to amend):

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ARTICLE 2
IDENTIFICATION; ELECTIONS

Instructions: The Document Provider should complete any applicable elections it wishes at Sections 1.6 and
1.7 and 2.3 through 2.10. If the Employer is satisfied with those choices, the Employer does not need to execute this Amendment. Otherwise, the Employer must complete the information at Section 2.1 and may complete one or more additional elections to indicate the Employer’s preferences.
2.1Identifying information.

A.Name of Employer: Rayonier Inc.
B.Name of Plan: RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES

C.Type of Plan (select one; optional)
(1)[ ] 401(k) Plan
(2)[ ] Profit-Sharing Plan (other than a 401(k) plan)
(3)[ ] Money Purchase Pension Plan
(4)[ ] Defined Benefit Plan (including a cash balance plan)
(5)[ ] 403(b) Plan

2.2Plan Type Definitions. “Qualified Plan” means a 401(k) Plan, Profit-Sharing Plan, Money Purchase Pension Plan or Defined Benefit Plan. “Defined Contribution Plan” means a Qualified Plan other than a Defined Benefit Plan.
2.3Operating Elections. Many subsequent Articles of this Amendment refer to elections appearing in this Article 2. Each of Sections 2.4 through 2.10 refers to a corresponding Article. For example, Section 2.4 has the elections related to Article 4. The definitions in those Articles apply to the elections in the corresponding Section of this Article 2, and those elections have the same effective date as the corresponding Article. Each Section of this Article lists the default provisions which will apply if no election is made. If you accept the default(s), there is no need to complete the Section. There are no elective provisions which apply to Article 3 or Articles 11 through 16. The following are the defaults and a summary of the Articles for which there are no elections.

•Article 3. Permits retroactive safe harbor 401(k) amendments (to appear in separate document). Eliminates requirement of safe harbor notice for safe harbor nonelective.
•Article 4. QBADs are not permitted.
•Article 5. Distributions of RMDs will not begin before a Participant turns 72.
•Article 6. The Plan will apply its RMD provisions with respect to the 5-year rule in administering the 10- year rule.
•Article 7. RMDs subject to 5-Year Rule for participants who died from 2015 through 2019 are extended one year unless the beneficiary objects.
•Article 8. None of the optional elections with regard to LTPT Employees apply.
•Article 9. The QACA maximum automatic deferral is 10% of compensation.
•Article 10. The amendment does not modify the minimum age for in-service distributions.
•Article 11. Administrative policy can permit distributions of Discontinued Lifetime Income Investments.
•Article 12. Updated RMD tables and 2022 transition.
•Article 13. Permits retroactive plan adoption.
•Article 14. Difficulty of care payments are compensation for purposes of Code §415 only.
•Article 15. 403(b) plans can distribute custodial accounts on termination.
•Article 16. Deemed IRA accounts are not subject to maximum age.

Check (a) or (b).
(a)[ ]    All defaults apply. Skip the rest of Article 2 and sign the amendment.
(b)[X] One or more defaults do not apply. Complete those sections in Article 2 for which you do not accept the default; then sign the amendment.

2.4Article 4 – Birth/Adoption Distributions. In the absence of an election below, Article 4 does NOT apply. To permit QBADs (Qualified Birth and Adoption Distributions), check (a). If QBADs are available, they apply to all accounts except as provided in Article 4 or in elections (b), (c), (d), or (e). (Select all that apply.)
(a)[ ]    Article 4 applies effective January 1, 2020, unless a different date is selected in (1) below.
(1)[ ]    _________________________. (Enter date after December 31, 2019.)

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(b)[ ]    QBADs may only be made from accounts in which the Participant is fully vested.
(c)[ ]    QBADs are only available from the following Accounts (select one or more):
(1)[ ]    Pre-Tax Elective Deferrals
(2)[ ]    Roth Elective Deferrals
(3)[ ]    Employer matching contributions (including safe harbor contributions and QMACs)
(4)[ ]    Employer nonelective contributions (including safe harbor contributions and QNECs)
(5)[ ]    Rollover contributions
(6)[ ]    After-tax employee contributions
(7)[ ]    Transferred accounts
(8)[ ]    Describe: ____________________________(must be definitely determinable and not subject to discretion)
(d)[ ]    QBADs are not available if the Participant has severed employment.
(e)[ ]    Describe additional limitations: ____________________________ (must be definitely determinable and not subject to discretion)

2.5Article 5 – RMD Timing. Unless Section 2.5(a) is selected, distribution of RMDs will begin for Affected Participants no sooner than April 1 of the calendar year following the year the Participant attains age 72.

(a)[ ]    Distribution of RMDs to Affected Participants will NOT be delayed on account of this Amendment (i.e., distributions will generally commence no later than April 1 of the calendar year following the year the Affected Participant attains age 70½), in accordance with Section 5.5. This election is effective for distributions after December 31, 2019, except as specified below (Optional: select either or both of (1) or (2)):
(1)[ ]    Section 5.5 is effective for distributions after     and prior to the earlier of January 1, 2022 or the date entered in 2.5(a)(2). (Enter date on or after December 31, 2019.)
(2)[ ]    Section 5.5 is repealed for distributions after     (enter date on or after the date entered in 2.5(a)(1) and before January 1, 2022), subject to the anti-cutback rule of Code
§411(d)(6) to the extent applicable.
2.6Article 6 – 10-Year Rule for Beneficiary RMDs. RMDs to an Eligible Designated Beneficiary of a Participant who dies prior to the Participant’s RBD will be made as elected below. In the absence of an election in Section 2.6, the Plan’s provisions about Beneficiary elections with regard to the 5-Year Rule will apply, substituting the 10-Year Rule for the 5-Year Rule.

(a)[X]    Beneficiary election. The Eligible Designated Beneficiary may elect application of the 10-Year Rule or the Life Expectancy rule. If the Beneficiary does not make a timely election (Select one of (1) or (2)):
(1)[X]    10-year rule. The 10-year rule applies to the Eligible Designated Beneficiary.
(2)[ ]    Life Expectancy Rule. The Life Expectancy rule applies to the Eligible Designated Beneficiary.
(b)[ ]    10-year rule. The 10-year rule applies to the Eligible Designated Beneficiary.
(c)[ ]    Life Expectancy rule. The Life Expectancy rule applies to the Eligible Designated Beneficiary.
(d)[ ]    Shorter Period. The entire interest of the Eligible Designated Beneficiary will be distributed no later than December 31 of the ________ (enter a number of years, not exceeding “tenth”) year following the year of the Participant’s death.
(e)[ ]    Other: (Describe, e.g., the 10-Year Rule applies to all Beneficiaries other than a surviving spouse Beneficiary.)___________________________________________

2.7Article 7 - CARES RMD Waivers; 5-Year Rule. Unless the Employer elects otherwise below, beneficiaries of Applicable Participant Accounts will have the option to extend distribution under the 5-Year Rule by one year, and in the absence of a beneficiary election the extension will apply.

(a)[ ]    No extension without request. The provisions of Section 7.2 apply but in the absence of a beneficiary election the extension will NOT apply.
(b)[ ]    Not Apply. Article 7 will NOT apply to this Plan.
2.8Article 8 – LTPT Employees. The Employer makes the following optional elections with regard to LTPT Employees. (Select all that apply.)

(a)[X]    An LTPT Employee, in addition to being eligible to defer will also be treated as a Regular Participant for purposes of (check any or all that apply):
(1)[ ]    Receiving an allocation of the safe harbor contributions (including QACA).
(2)[ ]    Receiving an allocation of Employer matching contributions
(3)[ ]    Receiving an allocation of Employer nonelective contributions.
(4)[X]    Making after-tax Employee voluntary contributions.

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(5)[X]    Making rollover contributions.
(6)[ ]    Making deemed IRA contributions described in Code §408(q).
(b)[ ]    The following provisions which apply to Regular Participants do not apply to LTPT Employees
(check any or all that do not apply to LTPT Employees):
(1)[ ]    The ability to make Roth elective deferrals.
(2)[ ]    Automatic deferral provisions.
(3)[ ]    Automatic escalation provisions.
(c)[X]    Instead of being the first day of the first month and the seventh month of the Plan Year, the LTPT Entry Date is (select one):
(1)[X]    The same as the entry date which applies to Elective Deferrals of Regular Participants.
(2)[ ]    Describe: _______________________________________
(d)[X]    In addition to Union Employees and Nonresident Aliens, the following Employees are LTPT Excluded Employees (check all that apply; see the instructions):
(1)[X]    Employees described in a category of employees that would be excluded from the Plan even if they satisfied the minimum age and service requirements which apply to Employees generally.
(2)[ ]    Describe: __________________________________________.
(e)[X]    Instead of age 21, the LTPT Minimum Age is (select one):
(1)[ ]    Waived.
(2)[X]    The same minimum age that applies to Regular Participants.
(3)[ ]    Age ________(Cannot exceed age 21).

2.9Article 9 – QACA Maximum Automatic Deferrals. In the absence of an election below, Article 9 does NOT apply and automatic deferrals under a QACA shall not exceed 10% of a Participant’s Compensation. To permit automatic deferrals of up to 15% of compensation, complete (a) below and (b) if applicable..

(a)[X] Article 9 applies effective on or after the first day of the first plan year beginning after December 31, 2019, unless a different date is selected in (1) below.
(1)[ ] ____________. (Enter date on or after the first day of the first plan year beginning after December 31, 2019.)
(b)[ ] The following modified QACA statutory schedule will apply (the limitations in the parentheses below only applies to QACAs): (Select and complete one of (1), (2), or (3) below. The resulting schedule must satisfy Code §401(k)(13)(C)(iii)):

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(1)[ ] Detailed Schedule. The following modified QACA statutory schedule will apply. NOTE:
Plan Years 1 & 2 must be between 3% and 10%. 3-14 may not exceed 15%
Plan Year of application to a Participant    Automatic Deferral Percentage
1% (not less than 3 and not more than 10)
2% (not less than 3 and not more than 10)
3% (not less than 4 and not more than 15)
4% (not less than 5 and not more than 15)
5% (not less than 6 and not more than 15)
6% (not less than 6 and not more than 15)
7% (not less than 6 and not more than 15)
8% (not less than 6 and not more than 15)
9% (not less than 6 and not more than 15)
10% (not less than 6 and not more than 15)
11% (not less than 6 and not more than 15)
12% (not less than 6 and not more than 15)
13% (not less than 6 and not more than 15)
14and thereafter     % (not less than 6 and not more than 15)
(2)[ ] Fixed Increase.
a.First plan year of application to a participant:     (not less than 3 and not more than 10)
b.Second plan year of application to a participant:     (not less than 3 and not more than 10)
c.In subsequent plan years the automatic deferral percentage will increase by     % per year up to a maximum of     % (not more than 15) of Compensation
(3)[ ] Describe: _________________________________________

2.10Article 10 – In-Service Distributions. In the absence of an election below, Article 10 does NOT apply. To permit in-service distributions at age 59½ for pension plans, check (a) Check (b) to specify an age greater than 59 ½. If Article 10 applies, it applies to all Accounts except as limited in Article 10.

(a)[ ]    Article 10 applies effective on or after the first day of the first plan year beginning after December 31, 2019, unless a different date is selected in (1) below.
(1)[ ]    ______________. (Enter date on or after the first day of the first plan year beginning after December 31, 2019.)
(b)[ ]    Age at which in-service distributions are permitted     (Enter age greater than 59½.)
ARTICLE 3
ADP SAFE HARBOR NONELECTIVE PLANS – SECURE §103

3.1Application. This Article 3 will apply only if the Plan is a 401(k) or a 403(b) Plan. It is effective for Plan Years beginning after December 31, 2019.
3.2No need for safe harbor notice. If the Employer makes a Safe Harbor Nonelective Contribution, then the Plan can use the ADP Safe Harbor, whether or not Participants receive a Safe Harbor Notice, and the Plan Administrator is not required to provide a Safe Harbor Notice. However, the Plan is required to provide a Safe Harbor Notice if the plan utilizes the ACP safe harbor described in Code §401(m)(11) or (12), unless the plan is a QACA.

3.3Retroactive adoption. Unless the Plan at any time during the Plan Year is a Safe Harbor Match Plan, then the Employer may amend the Plan at any time within twelve months after the end of the Plan Year to provide
(A) that the Employer will make a Safe Harbor Nonelective Contribution for the entire Plan Year, (B) that the Plan qualifies for the ADP Safe Harbor for the Plan Year, and (C) that the Plan will not be required to perform the ADP Test for the Plan Year. However, if the Employer adopts the amendment on or after the 30th

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day before the close of the Plan Year, the Safe Harbor Nonelective Contribution must be at least 4% of the Participant’s Compensation.
3.4Definitions. The following terms have the meaning set forth in this paragraph as more fully provided in the plan terms pertaining to the related subject matter.

(a)A “Safe Harbor Nonelective Contribution” means a contribution described in Code §401(k)(12)(C) or Code §401(k)(13)(D)(i)(II) of at least 3% of Compensation.
(b)The “ADP Test” means the test provided in Code §401(k)(3)(ii).

(c)The “ADP Safe Harbor” means the safe harbor provided by Code §401(k)(12)(A) or Code §401(k)(13).

(d)A “Safe Harbor Match Plan” is a Plan which provided during the Plan Year that Participants would receive a matching contribution described in Treas. Reg. §1.401(k)-3(c) or Treas. Reg. §1.401(k)-3(k)(2).
(e)A “Safe Harbor Notice” is a notice described in Code §401(k)(12)(D) or Code §401(k)(13)(E).

(f)A “QACA” is a Qualified Automatic Contribution Arrangement described in Code §401(k)(13).
ARTICLE 4
BIRTH/ADOPTION DISTRIBUTIONS – SECURE Act §113

4.1Application. This Article 4 will apply only if (1) the Plan is a Defined Contribution Plan, or a 403(b) Plan, and (2) the Employer elects in Section 2.4(a) for this Article 4 to apply, effective on the date specified in Section 2.4(a).
4.2Distribution Authorized. Except as limited by Section 2.4 (b), (c), (e), a Participant may request a distribution of up to $5,000 (per child or Eligible Adoptee) as a QBAD. The Participant may request the distribution whether or not the Participant has severed employment unless Section 2.4(d) is selected. This $5,000 limit shall be reduced by QBADs to the Participant made with respect to the same child or Eligible Adoptee by other plans maintained by the Employer or a related employer described in Code §414(b), (c), (m), or (o). However, if the Plan is a Money Purchase Pension Plan (or the account from which the distribution is withdrawn was transferred from a Money Purchase Pension Plan), and the Participant has not separated from service, the Participant may not take a QBAD prior to attaining the earlier of Normal Retirement Age or age 59½. The Plan Administrator may adopt a policy imposing frequency limitations or other reasonable administrative conditions for QBADs.
4.3Definitions. The following definitions apply for this Article 4 and Section 2.4:

(a) A “QBAD” is a Qualified Birth or Adoption Distribution described in Code §72(t)(2)(H)(iii). A QBAD must be made during the 1-year period beginning on the date on which a child of the Participant is born or on which the legal adoption of an Eligible Adoptee by the Participant is finalized.
(b) An “Eligible Adoptee” is an individual, other than a child of the Participant’s spouse, who has not attained age 18 or is physically or mentally incapable of self-support. An individual is considered physically or mentally incapable of self-support if that individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. This provision shall be applied in a manner consistent with Part D of IRS Notice 2020-68.

4.4Rollover. A Participant who received one or more QBADs from this Plan may, if the Plan then permits the Participant to make rollover contributions, make one or more contributions in an aggregate amount not to exceed the amount of such QBADs. The Plan will treat such a contribution as a rollover contribution made by direct trustee-to-trustee transfer within 60 days of distribution.

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4.5Reliance. The Plan Administrator may rely on an individual’s reasonable representation that the individual is eligible to receive a QBAD unless the Plan Administrator has actual knowledge to the contrary.
4.6Status. A QBAD is not an eligible rollover distribution for purpose of the obligation to permit a direct rollover under Code §401(a)(31), the notice requirement of Code §402(f), or the mandatory withholding rules of Code §3405(c)(1).

ARTICLE 5
REQUIRED BEGINNING DATE – SECURE Act §114

5.1Application. This Article 5 will apply to all plans, regardless of type. It is effective with regard to RMDs required to be made after December 31, 2019.

5.2Delay of Required Beginning Date. An Affected Participant’s RBD shall not be earlier than April 1 of the calendar year following the year the Affected Participant attains age 72. For purposes of determining an Affected Participant’s RBD, an Affected Participant will be treated as a more than 5% owner if the Participant was a 5-percent owner (as defined in Code §416(i)(1)(B)) as to the Plan Year ending in the calendar year the Participant attains age 72.

5.3Spousal Distributions. If an Affected Participant dies prior to the Participant’s RBD, and the Participant’s sole Designated Beneficiary is the Participant’s surviving spouse, then the RMDs to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72, if later. However, this Section will apply only if the Plan, prior to this Amendment, permitted a surviving spouse to delay RMD distributions to December 31 of the calendar year in which the Participant would have attained age 70½.
5.4Definitions. The following definitions apply for this Article 5 and Section 2.5:

(a)A Participant is an “Affected Participant” if the Participant was born after June 30, 1949.
(b)An “RMD” is a Required Minimum Distribution as described in Code §401(a)(9).

(c)A Participant’s “RBD” is the Participant’s Required Beginning Date as described in Code §401(a)(9)(C), as amplified by Section 5.2.

5.5Optional Distribution Timing. If the Employer elects in Section 2.5(a) for this Section 5.5 to apply, the timing and form of distributions to an Affected Participant will be determined as though this Article 5 had not been adopted. Distributions pursuant to this paragraph, which are not RMDs, will be treated as eligible rollover distributions for purposes of the direct rollover provisions of Code §401(a)(31). This Section 5.5 will no longer be effective for distributions after December 31, 2021, or, if earlier, the date specified in Section 2.5(a)(2).
ARTICLE 6
BENEFICIARY RMDS – SECURE Act §401

6.1Application. This Article 6 will apply to all plans other than Defined Benefit Plans. This Article will not apply to qualified annuities described in SECURE Act §401(b)(4)(B).
6.2Effective Date. Except as provided in Section 6.4, Article 6 will apply to Participants who die on or after the Effective Date of this Article. Generally, the Effective Date of this Article is January 1, 2020. In the case of a governmental plan (as defined in Code §414(d)), the Effective Date of this Article is January 1, 2022. The Effective Date of this Article 6 in the case of a collectively-bargained plan will be the date determined in SECURE Act §401(b)(2). See Section 6.5 regarding the limited application of this Article to certain accounts of Participants who died before the Effective Date of this Article.

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6.3Death before RBD. If the Participant dies before the Participant’s RBD, the Plan will distribute or commence distribution of the Participant’s Vested Accrued Benefit not later than as follows:
(a) No Designated Beneficiary If there is no Designated Beneficiary as of September 30 of the year following the calendar year of the Participant's death, the Beneficiary's entire interest will be distributed under the 5-Year Rule.

(b) Eligible Designated Beneficiary. If the distributee of a Participant’s account is an Eligible Designated Beneficiary, the Beneficiary’s entire interest will be distributed under the Life Expectancy Rule unless the 10- Year Rule applies. The Employer may elect application of the Life Expectancy rule or the 10-Year Rule in Section 2.6. In the absence of an election in Section 2.6, the Plan’s provisions with regard to election of the 5- Year Rule will apply, substituting the 10-Year Rule for the 5-Year Rule. A permitted Beneficiary election must be made no later than the earlier of December 31 of the calendar year in which distribution would be required to begin under the Life Expectancy Rule, or by December 31 of the calendar year which contains the tenth anniversary of the Participant's (or, if applicable, surviving spouse's) death.
(c) Other Designated Beneficiaries. If the distributee of the Participant’s account is a Designated Beneficiary who is not an Eligible Designated Beneficiary, then the Beneficiary’s entire interest will be distributed under the 10-Year Rule.
(d) 10-Year Rule. If distribution of a deceased Participant’s account thereof is subject to the “10-Year Rule,” then the Plan will distribute the account in full no later than December 31 of the tenth year following the year of the Participant’s death. No RMDs are required to be distributed from the account prior to that date.

6.4Death after RBD. If the Participant dies on or after the Participant’s RBD, the Participant’s remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the participant's death, using the Life Expectancy Rule, as, and to the extent, provided by applicable guidance. If the Beneficiary is a Designated Beneficiary that is not an Eligible Designated Beneficiary, the Plan will distribute the remaining account in full no later than December 31 of the tenth year following the year of the Participant’s death.
6.5Beneficiary Death. If an Eligible Designated Beneficiary receiving distributions under the Life Expectancy Rule dies before receiving distribution of the Beneficiary’s entire interest in the Participant’s account, the Plan will distribute that interest in full no later than December 31 of the 10th year following the year of the Eligible Designated Beneficiary’s death. Similarly, if a Participant died before the Effective Date of this Article 6, and the beneficiary died after such Effective Date, but prior to receiving full distribution of the beneficiary’s interest, the Plan will distribute that interest in full no later than December 31 of the tenth year following the year of the beneficiary’s death.

6.6Age of Majority. If a child of the Participant was receiving distributions under the Life Expectancy rule, when the child reaches the age of Majority, the Plan will distribute the child’s account in full no later than 10 years after that date, provided the child is not otherwise an Eligible Designated Beneficiary, such as a disabled or chronically ill individual.
6.7Definitions; operating rules. The following definitions and operating rules apply for this Article 6 and Section 2.6:

(a)An “RMD” is a Required Minimum Distribution as described in Code §401(a)(9).
(b)A Participant’s “RBD” is the Participant’s Required Beginning Date as described in Code §401(a)(9)(C) and the Plan. Also see Section 5.2.

(c)A distributee of a Participant’s account is a “Designated Beneficiary” if the distributee is an individual or trust who is a beneficiary of the account (whether pursuant to a designation by the Participant or application of the Plan terms) and who is a designated beneficiary under Code §401(a)(9) and Treas. Reg. §1.401(a)(9)-4, Q&As-4 and -5.

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(d)An individual is an “Eligible Designated Beneficiary” of a Participant if the individual qualifies as a Designated Beneficiary and is (1) the Participant’s spouse, (2) the Participant’s child who has not reached the age of Majority, (3) an individual not more than 10 years younger than the Participant, (4) a disabled individual, as defined in Code §72(m)(7), or (5) an individual who has been certified to be chronically ill (as defined in Code §7702B(c)(2)) for a reasonably lengthy period, or indefinitely. Certain trusts may be treated as Eligible Designated Beneficiaries pursuant to Code §401(a)(9)(H)(iv) and (v).
(e)Whether a child has reached the age of “Majority” is determined under Code §401(a)(9)(F) and applicable regulations and guidance issued thereunder.

(f)The “Life Expectancy Rule” for distributing RMDs is described in Code §401(a)(9)(B)(iii) and is further described in the Plan.
(g)The “5-Year Rule” for distributing RMDs is described in Code §401(a)(9)(B)(ii) and is further described in the Plan.

(h)The “10-Year Rule” is described in Section 6.3(d).

(i)Shorter period. Section 2.6 may specify a shorter period to be used in place of the tenth year after the death of a Participant or Beneficiary.
(j)Separate share rule. All references in this Article to a Participant’s Account and a Beneficiary’s interest in that account will be applied separately to each separate account determined under Treas. Reg.
§1.401(a)(9)-8, Q&A 2 and 3, and Code §401(a)(9)(H)(iv).
ARTICLE 7
EXTENSION OF 5-YEAR RULE FOR RMDS – CARES §2203

7.1Application. This Article 7 will apply only to Defined Contribution plans, including 401(k) Plans, Profit- Sharing Plans, Money Purchase Pension Plans, and 403(b) Plans. It does not apply to Defined Benefit Plans. It does not apply if the Employer has selected Section 2.7(b); otherwise, it is effective January 1, 2020.
7.2Waiver; default provision. The beneficiary of an Applicable Participant Account will have the option to extend the deadline to distribute the account for one year. The default in the absence of a beneficiary election will be to extend the distribution, unless the Employer elects in Section 2.7(a) for the default to be not to extend unless the beneficiary requests it.
7.3Definitions. The following definitions apply for this Article 7 and Section 2.7:

(a)“RMDs” means required minimum distributions described in Code §401(a)(9).
(b)The “5-Year Rule” for distributing RMDs is described in Code §401(a)(9)(B)(ii) and is further described in the Plan.

(c)“Applicable Participant Account” means the remaining account of a Participant who died during the years 2015-2019, to the extent the account is subject to the 5-Year Rule.
ARTICLE 8
LONG-TERM PART-TIME EMPLOYEES – SECURE §112

8.1Application. This Article 8 will apply only if the Plan is a 401(k) Plan that permits elective deferrals. It is effective for Plan Years beginning after December 31, 2020.
8.2LTPT Employee Deferrals. An LTPT Employee will be eligible to make Elective Deferrals to the Plan. An LTPT Employee enters the Elective Deferral portion of the Plan on the Employee’s LTPT Entry Date if the

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Employee is still an LTPT Employee on that Entry Date. The provisions of the Plan relating to rehired employees, breaks in service, and change in status will apply to LTPT Employees.
8.3Limited Participation. An LTPT Employee who is eligible to make Elective Deferrals under Section 8.2 will be a Participant solely with regard to Elective Deferrals and related Account Balances. Except as otherwise provided in Section 2.8(a), an LTPT Employee will not be eligible (1) to receive any employer contributions, including top-heavy minimum allocations and safe harbor contributions, (2) to make after-tax Employee voluntary contributions, (3) to make rollover contributions (unless otherwise permitted under the Plan’s administrative policies related to rollover contributions), or (4) to make deemed IRA contributions described in Code §408(q).

8.4Satisfaction of Eligibility Conditions. If and when an LTPT Employee becomes a Regular Participant, the individual will no longer be an LTPT Employee, but will instead participate in the Plan in the same manner as other Regular Participants, except as provided in Section 8.5.
8.5Vesting. For purposes of applying any vesting schedule in the Plan applicable to Employer contributions other than elective deferrals, an LTPT Employee or a Regular Participant who was previously an LTPT Employee (1) will be credited with a Year of Service for each vesting computation period during which the Employee was credited with more than 500 Hours of Service (or such lower requirement as may apply to Regular Participants) in such period, and (2) will not be credited with a break in service for any vesting computation period unless the Employee has no more than 500 Hours of Service in such period. The Plan Administrator may optionally apply any simplified method of determining years of service under this Section announced by the IRS.

8.6Testing. Pursuant to Code §401(k)(15)(i)(II), the Plan Administrator may elect to exclude LTPT Employees from coverage testing under Code §410(b), the ADP test of Code §401(k)(3), the ACP test of Code §401(m)(2), and other nondiscrimination testing under Code §401(a)(4).

8.7Application of Elective Deferral Provisions. Except as otherwise provided in Section 2.8(b), all provisions of the Plan related to Elective Deferrals which apply to Regular Participants also apply to LTPT Employees who are eligible to defer, including as applicable (1) eligibility to make Roth deferrals, (2) automatic enrollment provisions, (3) automatic escalation provisions.

8.8Definitions. The following definitions apply for this Article 8 and Section 2.8:

(a)An “LTPT Employee” means a long-term part-time employee described in Code §§401(k)(2)(D) and 401(k)(15). Specifically, an LTPT Employee is an Employee, other than an LTPT Excluded Employee, who has not entered the Plan as a Regular Participant, but who is credited with at least three (3) consecutive Eligibility Computation Periods beginning after December 31, 2020 with at least 500 Hours of Service in each and who has attained the LTPT Minimum Age.

(b)With regard to an LTPT Employee, the “LTPT Entry Date,” unless otherwise specified in Section 2.8(c), is the earlier of the first day of the first month or the seventh month of the Plan Year immediately following or coincident with the date an Employee becomes an LTPT Employee. In no event will the LTPT Entry Date exceed the maximum delay in participation specified in Code §410(a)(4).
(c)An “LTPT Excluded Employee” refers to a Union Employee or a Nonresident Alien and those individuals described in Section 2.8(d). However, in no event will an Employee be an LTPT Excluded Employee merely because the Employee failed to satisfy a service condition, or is a part-time, seasonal, or temporary employee. In no event will an Employee be an LTPT Excluded Employee to the extent such an exclusion is not permitted under applicable IRS guidance.

(d)The “LTPT Minimum Age” is 21 unless Section 2.8(e) specifies a different age (or waives the LTPT Minimum Age). The LTPT Minimum Age shall not exceed 21.

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(e)An Employee is a “Regular Participant” if the Employee has satisfied all conditions to enter the Plan (or any portion thereof) determined without regard to this Article 8, including those relating to the Employee’s entry date. An LTPT Employee becomes a Regular Participant on such entry date.
(f)A “Union Employee” is an employee described in Code §410(b)(3)(A).

(g)A “Nonresident Alien” is an employee described in Code §410(b)(3)(C).
ARTICLE 9
QACA MAXIMUM AUTOMATIC DEFERRAL – SECURE §102

9.1Application. This Article 9 will apply only if (1) the Plan is a 401(k) Plan or a 403(b) Plan, and (2) the Employer elects in Section 2.9 for this Article 9 to apply, effective on the date specified in Section 2.9(a).
9.2Higher Maximum Contribution. If the Plan includes a QACA, then the automatic deferral percentage which applies to a Participant (referred to as the “qualified percentage” in Treas. Reg. §1.401(k)-12(j)(2)) shall not exceed 10% of the Participant’s Compensation during the Initial Period and shall not exceed 15% of the Participant’s Compensation after the Initial Period.

9.3Validation; Policy. If the Employer amends or has amended the plan (effective for a Plan Year beginning on or after the effective date specified in Section 2.9) to provide for an automatic deferral percentage which does not exceed the limitations of Section 9.2, the amendment is valid notwithstanding any limitations contained in any provision of the Plan which would limit the automatic deferral percentage to 10%. The Plan Administrator may adopt a reasonable, uniform policy in applying the increased limit provided by this Article 9 to QACA automatic escalation provisions in effect prior to the effective date of the Article.
9.4Definitions. The following definitions apply for this Article 9 and Section 2.9:

(a)“QACA” means a Qualified Automatic Contribution Arrangement described in Code §401(k)(13).

(b)The “Initial Period” for a Participant begins when the Participant first has contributions made pursuant to a default election under the QACA for a Plan Year and ends on the last day of the following Plan Year.
ARTICLE 10
IN-SERVICE PENSION DISTRIBUTIONS – BAMA §104

10.1Application. This Article 10 will apply only if (1) the Plan is a Money Purchase Pension Plan, a Defined Benefit Plan, or, as described in Section 10.3, a 401(k) or Profit-Sharing Plan, and (2) the Employer elects in Section 2.10 for this Article 10 to apply, effective on the date specified in Section 2.10(a).
10.2Distribution at 59½. A Participant can take an in-service distribution at age 59½, or, if later, the age (if any) specified in Section 2.10(b). Such a distribution will be limited to the vested portion of the Participant’s accrued benefit or account and will be subject to all Plan provisions related to in-service distributions.
10.3Limited application to Profit-Sharing Plans. If the Employer elects in Section 2.10 for this Article 10 to apply, this Article 10 will apply to an account in a 401(k) Plan or a Profit-Sharing Plan which holds assets transferred from a Money Purchase Pension Plan or a Defined Benefit Plan.
ARTICLE 11
DISTRIBUTIONS OF DISCONTINUED LIFETIME INCOME INVESTMENTS – SECURE §109

11.1Application. This Article 11 will apply only if (1) the Plan is a Defined Contribution Plan, or a 403(b) Plan. It is effective for Plan Years beginning after December 31, 2019.
11.2Distributions authorized. The Plan Administrator may authorize Participants to request, and as soon as practical after a Participant makes the request, the Plan will make a distribution of a Discontinued Lifetime

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Income Investment. Distribution under this Article is limited to the 90-day period prior to the date on which the Lifetime Income Investment is no longer authorized to be held as an investment option under the Plan. Such distribution will be in the form of a Qualified Distribution, or in the form of a Qualified Plan Distribution Annuity Contract, as determined by the Plan Administrator. The Plan Administrator will administer this section in a reasonable, nondiscriminatory manner, and may authorize distributions of some Discontinued Lifetime Income Investments and not others.

11.3Definitions. The terms “Lifetime Income Investment,” “Qualified Distribution” and “Qualified Plan Distribution Annuity Contract” have the meanings set forth in Code §401(a)(38)(B). A “Discontinued Lifetime Income Investment” is a Lifetime Income Investment which will no longer be authorized to be held as an investment option under the Plan.

ARTICLE 12
UPDATED LIFE EXPECTANCY TABLES – TREAS. REG. §1.401(a)(9)-9

12.1Application. This Article 12 will apply to all plans and is effective for distribution calendar years beginning on or after January 1, 2022.

12.2New RMD Tables. Any Plan reference to the life expectancy tables detailed in Treas. Reg. §1.401(a)(9), such as the Uniform Life Table, the Single Life Table, or the Joint and Last Survivor Table, refers to these tables as published in Treas. Reg. §1.401(a)(9)-9 from time to time, and is subject to adjustment as described in Treas. Reg. §1.401(a)(9)-9(f).
ARTICLE 13
ADOPTION OF PLAN AFTER YEAR END – SECURE §201

13.1Application. This Article 13 will apply only if the Plan is a Qualified Plan. It is effective for Plan Years beginning after December 31, 2019.

13.2Retroactive Plan Adoption. If the Employer adopted the underlying Plan to which this Amendment relates after the close of a taxable year, but prior to the due date (including extensions) of the Employer’s federal income tax return for that taxable year, the Plan is treated as having been adopted as of the last day of the taxable year if the Plan’s initial effective date is any date within that taxable year. However, no Participant may make elective deferrals to the Plan prior to the date it was adopted.

ARTICLE 14
DIFFICULTY OF CARE PAYMENTS – SECURE §116

14.1Application. This Article 14 will apply only if the Plan is a Defined Contribution Plan or a 403(b) Plan. It is effective for Plan Years beginning after December 31, 2015.
14.2Inclusion in 415 Compensation. The amount of a Participant’s Compensation for purposes of determining the annual addition limit under Code §415(c)(1)(B) is increased by the amount of Difficulty of Care Payments the Employer makes to the Participant.

14.3Definition. A “Difficulty of Care Payment” is a payment described in Code §131(c)(1) made in connection with qualified foster individuals.
ARTICLE 15
403(b) TERMINATION DISTRIBUTIONS – SECURE §110

15.1Application. This Article 15 will apply only if the Plan is a 403(b) Plan. It is effective January 1, 2009.
15.2Custodial Accounts. In connection with distributions upon termination of the Plan, the Plan may treat the delivery of a custodial account as a distribution, pursuant to Rev. Rul. 2020-83.

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ARTICLE 16
REPEAL OF DEEMED IRA MAXIMUM AGE – SECURE §107

16.1Application. This Article 16 will apply only if the Plan permits deemed IRA contributions (sometimes called “designated IRA” contributions) described in Code §408(q). It is effective January 1, 2020.

16.2No Maximum Age. To the extent the Plan otherwise permits a Participant to make deemed IRA contributions, the Participant may make such contributions regardless of whether the Participant has attained age 70½ or any other age.

Document Provider Name: Great-West Trust Company, LLC

By: Document Provider’s signature and adoption date are on file.
(Authorized signer for Document Provider)

The Document Provider executed this Amendment this ___________day of _______________, _____.

Complete the information below if the Employer is signing the Amendment.

By: /s/ Shelby Pyatt
(Authorized signer for Employer)

The Employer executed this Amendment this 28 day of July, 2023 .

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